SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


         This Second Amendment to Employment Agreement (the "Second Amendment") is entered into by and between Phar-Mor, Inc., a Pennsylvania corporation (the "Company") and Warren E. Jeffery (the "Employee") as of February 10, 1999 (the "Effective Date").

         WHEREAS,  Employee is currently  employed by the Company  pursuant to a
written  Employment   Agreement  dated  as  of  June  23,  1998  (the  "Existing
Agreement") as amended as of August 27, 1998 (the "First Amendment"); and

         WHEREAS, the Company and the Employee desire to further amend the Existing Agreement, as amended.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. All terms, conditions and provisions of the Existing Agreement, as amended by the First Amendment shall remain the same to the extent not modified or amended herein in which event the terms, conditions and provisions of this Second Amendment shall prevail.

2. Section II., DUTIES, sub-paragraph A., shall be amended to provide that the Company shall employ Employee and Employee shall serve the Company for the stated term (the "Term") in the capacity of Executive Vice President of Merchandising, Marketing and Logistics of the Company.

3. Section I., EMPLOYMENT TERM, of the Existing Agreement, as amended, is further amended to provide that the Term shall be two years and shall be automatically extended daily, it being the intent of the parties that the Existing Agreement, as amended, shall have a Term that is a "rolling term" of two years.

4. Section III., COMPENSATION, sub-paragraph A., Base Salary, shall be amended to provide that the minimum annual base salary paid to the Employee shall be $250,000 until the year beginning June 1, 1999 when such minimum annual base salary shall increase to $300,000. Such minimum annual salary shall be payable weekly to the Employee and shall be subject to increase effective on each June 1 thereafter beginning with June 1, 2000. The amount of the increase, if any, shall be determined by the Company based upon the individual performance of the Employee and the Company. In no event shall such minimum annual salary be decreased.

5. Section IV., TERMINATION, sub-paragraph F.3., Other Than for Cause or by Reason of Death or Disability, shall be amended to provide that notwithstanding anything to the contrary contained in the Existing Agreement, as amended, should a Change of Control occur during the first year of the rolling two-year term of the Agreement, then, as provided in the Existing Agreement, the Employee shall be receive two times total annual compensation (in addition to any other benefits the Employee is entitled to thereunder) as described therein. This shall supersede any changes to this provision previously made in the First Amendment.



c:\wp51\ficarro\empamnd2.wj                                              2/10/99

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PHAR-MOR, INC.

By:
         Abbey J. Butler                                       Warren E. Jeffery
         Co-Chairman and Chief
         Executive Officer

By:
         Melvyn J. Estrin
         Co-Chairman and Chief
         Executive Officer


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